UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

Superior Drilling Products, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	001-36453 (Commission File Number)	46-4341605 (I.R.S. Employer Identification No.)

1583 South 1700 East Vernal, Utah (Address of principal executive offices)	84078 (Zip Code)

(435) 789-0594
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01 Other Events.

On April 17, 2015, the Board of Directors (the “Board”) of Superior Drilling Products, Inc. (the “Company”) approved June 15, 2015 as the date for the Company’s Annual Meeting of Stockholders for the year ended December 31, 2014 (the “Meeting”) to be held at the Company’s principal executive offices located at 1583 South 1700 East, Vernal, Utah 84078. The Board also approved April 27, 2015 as the record date for the Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Because the Meeting is the first annual meeting of the stockholders of the Company to be held since the completion of its initial public offering in 2014, the Company has set a deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the Meeting. Such proposals must be delivered to Chris Cashion, the Company’s Chief Financial Officer, at Superior Drilling Products, Inc., 1583 South 1700 East, Vernal, Utah 84078 no later than the close of business on April 27, 2015 to be considered timely, pursuant to the terms of the Company’s Bylaws, before the Company begins to print and send proxy materials. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals must also comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in proxy materials, and may be omitted by the Company if not in compliance with applicable requirements.

In addition, because the Meeting is the first annual meeting of the stockholders of the Company to be held since the completion of its initial public offering in 2014, in accordance with the Company’s Bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be received not later than the close of business on April 27, 2015 in order to be considered at the 2014 Annual Meeting of Stockholders. Such proposals must be delivered to Chris Cashion, the Company’s Chief Financial Officer, at Superior Drilling Products, Inc., 1583 South 1700 East, Vernal, Utah 84078, and must also comply with all other requirements set forth in the Company’s Bylaws and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superior Drilling Products, Inc.

Dated: April 17, 2015	/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer